EXHIBIT 99.1

For investor relations information, contact:

For Halifax Corporation of Virginia

Rob Drennen
rdrennen@hxcorp.com
(717) 506-4700 x2228

For Global Equity Capital, LLC
Thomas A. Waldman
communications@globalequitycap.com
(858) 764-2536

HALIFAX CORPORATION OF VIRGINIA
ACQUISITION BY GLOBAL IRON HOLDINGS COMPLETED

ALEXANDRIA, VA –MARCH 4, 2010 – Halifax Corporation of Virginia (HALX.PK — OTC) today announced that its acquisition by Global Iron Holdings, LLC, an affiliate of Global Equity Capital, LLC, was completed. The transaction involved the merger of Halifax with a subsidiary of Global Iron. As result of the transaction, which was approved by the shareholders holding more than 2/3 of the common stock at an annual meeting on March 2, 2010 the shareholders of Halifax are receiving approximately $3.8 million in the aggregate in cash or, $1.20 per share of common stock.

Charles McNew, President and CEO, stated, “We are pleased to announce the completion of our acquisition by Global and our ability to provide a liquidity event for our shareholders. We look forward to being part of a larger, better-financed organization. Global Equity Capital portfolio companies have a highly regarded presence in the service marketplace and will provide excellent positioning for continuity of our outstanding customer service and a good home for our loyal base of employees.”

“With our portfolio companies National Support Services and Halifax being leaders in the IT services, support and enterprise logistics markets, we believe the combination of the two will be a powerful force in the marketplace,” according to Mike Adkins, Senior Vice President of Operations of Global Equity Capital, LLC or GEC. “This transaction will enable both to expand their service offerings benefiting existing and new customers. Lastly, the Halifax acquisition is further validation of GEC’s strategy to expand its portfolio in the high value IT services space,” he added.

Halifax has requested that its stock cease trading on the over the counter market. Halifax expects that it will file a Form 15 with the SEC following the merger, which will result in the voluntary deregistration of Halifax common stock and immediate suspension of Halifax’s obligation to file periodic reports under the Securities Exchange Act of 1934, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The deregistration itself is expected to be made effective by the SEC within 90 days of the filing of the Form 15.

Halifax shareholders of record as of the effective time of the merger will be contacted by our transfer agent with instructions on how to convert their shares to merger consideration. It is expected that shares held in book entry form with brokers and banks will be automatically converted, with no further action required, but no assurances can be made in that regard.

About Halifax Corporation of Virginia

Founded in 1967, Halifax Corporation of Virginia is an enterprise logistics and maintenance solutions company providing a wide range of technology services to commercial and government customers throughout the United States. The Company’s principal products are enterprise logistics solutions and high availability hardware maintenance services. More information on Halifax can be found at www.hxcorp.com.

About Global Iron Holdings, LLC

With the support of private equity investor, Global Equity Capital, LLC, Global Iron Holdings, LLC was formed to acquire Halifax and complementary IT services businesses. Global Equity Capital, headquartered in Boulder, Colorado, is led by an experienced team, which has demonstrated over time a reliable track record of creating substantial value in its portfolio companies for shareholders and management. For more information visit www.globalequitycap.com.

About National Support Services

In business since 1970, National Support Services (North America), LLC provides superior IT hardware and software maintenance to medium and large scale computing environments. NSS services include technology project management, desk side software support, warranty service, technology refresh and break/fix support to customers in more than 35 states nationwide. More information about NSS is available at www.nss-na.com. NSS is a portfolio company of Global Equity Capital, LLC.

Cautionary Statement on Risks Associated with Halifax Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The words “believe,” “expect,” “target,” “goal,” “project,” “anticipate,” “predict,” “intend,” “plan,” “estimate,” “may,” “will,” “should,” “could” and similar expressions and their negatives are intended to identify such statements. Forward-looking statements are not guarantees of future performance, anticipated trends or growth in businesses, or other characterizations of future events or circumstances and are to be interpreted only as of the date on which they are made. Halifax undertakes no obligation to update or revise any forward-looking statement. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Halifax described in documents filed with the SEC from time to time. Halifax’s SEC filings can be accessed through the Investor Relations section of our website, www.hxcorp.com, or through the SEC’s EDGAR Database at www.sec.gov.